L E A S E A G R E E M E N T

By and between

SLOSS MARTIN BISCUIT, LTD.,

by and through its Agent,

SLOSS REAL ESTATE COMPANY, INC.

(together “Landlord”)

And

IN8BIO, INC.

(“Tenant”)

dated

March 16, 2024

for

Martin Biscuit Building

2901 2nd Avenue South

Birmingham, AL 35233

Suite Number 210

containing approximately

8,116 square feet of Rentable Floor Area

Term: 60-1/2 months

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TABLE OF CONTENTS

Item Page

1. Premises 1

2. Term and Possession 1

3. Rent 2

4. Late Charges 2

5. Security Deposit 3

6. Use 3

7. Assignment 4

8. Services and Utilities 5

9. Indemnification 6

10. Damage to Premises 7

11. Insurance 9

12. Default 10

13. No Waiver 14

14. Personal Property 14

15. Laws; Rules and Regulations 14

16. Entire Agreement 15

17. Time of Essence 15

18. Condemnation 15

19. Delivery of Possession After Termination; Holdover .16

20. Tenant Signs 17

21. Entry by Landlord 18

22. Notices 18

23. Lease Subordinate to Mortgages (SNDA) 19

24. Estoppel Certificates by Tenant 20

25. Landlord’s Exculpatory Clause 20

26. Successors & Assigns; Landlord’s Agent 21

27. Hazardous Substances 21

28. Sale of Building 22

29. Savings Clause 22

30. Intentionally Omitted 22

31. Operating Costs 22

32. Alterations; Landlord and Tenant Improvements 25

33. Tenant Special Events, Services, & Circumstances; Trademarks 26

34. Building Hours; Tenant Hours of Operation 26

35. Intentionally Deleted 26

36. Force Majeure 26

37. Severability 27

38. Headings 27

39. Governing Law 27

40. Completed Document………………………………………………………...……………………27

41. Mold and Mildew………………………………………………………………..…………………27

42. Brokers ……………………………………………………………..………………...............……28

43. Acceptance Agreement …………………………………………..…………………...................…28

ii

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44. Common Areas.....................................................................................................................................28

Exhibit “A” Depiction of Premises A

Exhibit “B” Rules and Regulations B

Exhibit “C” Further Terms and Conditions C

Exhibit “D” Landlord and Tenant Improvements D

Exhibit “D-1” Work Letter D-1

Exhibit “E” Landlord Approval Forms E

Exhibit “F” Intentionally Deleted F

Exhibit “G” Taxpayer Identification Number & Certification G

Exhibit “H” Acceptance Agreement H

Exhibit “I” Exclusions from Operating Costs I

Exhibit “J” Tenant’s Logo............................................................................................................................J

iii

23134410.6

STATE OF ALABAMA }

:

COUNTY OF JEFFERSON }

L E A S E A G R E E M E N T

THIS LEASE AGREEMENT (this “Lease”) is made and entered into as of the 16th day of March, 2024 (the “Effective Date”), between SLOSS MARTIN BISCUIT, LTD., an Alabama corporation (“SMB”), by and through its agent, SLOSS REAL ESTATE COMPANY, INC., an Alabama corporation (“Agent” and together with SMB called "Landlord"), and IN8BIO, INC., a Delaware corporation (called "Tenant").

Landlord and Tenant hereby covenant and agree as follows:

W I T N E S S E T H:

1.
PREMISES:

The Landlord does hereby rent and lease to the Tenant and the Tenant does hereby rent and lease from the Landlord certain space of approximately eight thousand one hundred sixteen (8,116) Rentable Square Feet (hereinafter called the "Premises") known as Suite 210, located in the Martin Biscuit Building at 2901 2nd Avenue South, Birmingham, AL 35233, (hereinafter called the "Building"), together with the right (i) of ingress and egress to the Premises through the designated entranceways, elevators, hallways, stairways, exits, elevators or other accessways to and from the Premises and in accordance with the Rules and Regulations; and (ii) to use the designated parking areas and other common areas of the Building, together with the loading dock located on 29th Street South between the Showrooms Building and the Dr. Pepper Building (collectively, the “Common Areas”) in common with other tenants of the Building. (The Building, all Common Areas, parking areas and all other real property of which the Premises and the Building are a part are hereinafter collectively referred to as the “Property”). See Exhibit “A” for a depiction of the Premises. No easement for light, air or view is granted or implied hereunder, except that the windows of the Premises shall not be covered or blocked throughout the Term. “Rentable Square Feet” or “RSF” for purposes of this Lease shall be calculated using a gross usable square footage of eight thousand one hundred sixteen (8,116) square feet.

2.
TERM and POSSESSION:

(a) The term of this Lease shall be for sixty and one-half (60-1/2) months, commencing on the 15th day of March, 2024 (the “Commencement Date”), and ending on March 31, 2029, unless sooner terminated as herein provided (such period, in addition to all other extensions and option periods under this Lease are hereinafter collectively referred to as the “Term”). Tenant shall have the right to one (1) option to extend the Term for one (1) additional five (5) year period as set forth in paragraph (2) of Exhibit “C” to this Lease.

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(b) Taking of possession by Tenant shall be deemed conclusively to establish Tenant has accepted the Premises “AS-IS” and as suitable for Tenant’s intended use, provided that the foregoing shall not limit Landlord’s obligations under the Lease, including, without limitation, the provisions of Sections 8(b), 10 and 15.

3.
RENT:

Rent shall commence upon the Commencement Date (the “Rent Commencement Date”). Tenant agrees to pay as rent (the “Rent”) for the Premises, Base Rent, Additional Rent and all other applicable amounts due hereunder. Tenant shall pay Base Rent in accordance with the schedule set forth below, and Additional Rent as provided in Article 31.

Lease Period	Base Rental Per SF	Annual Rental	Monthly Rental
March 15, 2024 – October 31, 2024	$23.00	$186,668.00	$15,555.67
November 1, 2024 – October 31, 2025	$23.69	$192,268.04	$16,022.34
November 1, 2025 – October 31, 2026	$24.40	$198,030.40	$16,502.53
November 1, 2026 – October 31, 2027	$25.13	$203,955.08	$16,996.26
November 1, 2027 – October 31, 2028	$25.89	$210,123.24	$17,510.27
November 1, 2028 – March 31, 2029	$26.66	$216,372.56	$18,031.05

Beginning on the Commencement Date, all such Rent shall be made payable to Sloss Martin Biscuit Ltd. and paid promptly by Tenant on the first day of each and every month, in advance, through an Automated Clearing House (“ACH”) credit entry using receiving depository financial institution and receiver information supplied by Landlord from time to time, or at such other place as Landlord shall designate in writing, without notice or demand and without set off or deduction of any kind.

If the Term commences on a day other than the first day of a month, or terminates or expires on a day other than the last day of a month, the Base Rent for such partial month shall be prorated based upon the actual number of days in such month.

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With the execution of this Lease, Tenant shall pay to Landlord an initial installment equal to the Rent due with respect to the calendar month in which the Commencement Date falls; such sum shall be applied by Landlord to the first installment(s) of Rent as they become due hereunder.

4.
LATE CHARGES:

If any Rent to be paid hereunder, or other charges as hereinafter provided, is not received by Landlord (or its Agent) within ten (10) days of the date due, Landlord shall have the right to impose a late charge of three percent (3%) of all amounts past due. Should a check for any payment be returned due to insufficient funds or for any other reason, a charge of thirty dollars ($30.00) per each return shall immediately become due and payable.

5.
SECURITY DEPOSIT:

Landlord and Tenant agree that Tenant will deposit with Agent the sum of Fifteen Thousand Five Hundred Fifty-Five and 67/100 Dollars ($15,555.67) on the date of execution of this Lease to be held, without interest, as security for the payment of Rent and any and all other sums of money for which Tenant shall or may become liable to pay to Landlord under this Lease, and for the faithful performance by Tenant of all covenants and agreements under this Lease deposit shall be returned to Tenant after the termination of this Lease and any renewal hereof, to the extent that Landlord has not applied the security deposit or any portion thereof on account of a default, the security deposit, or such remaining portion of the security deposit, shall be returned to Tenant, promptly, and in any event within forty-five (45) days, following the termination or expiration of this Lease. Nothing in this paragraph shall be deemed to limit the amount of any claim, demand or cause of action of Landlord against Tenant under the provisions of this Lease or require the Landlord to maintain the security deposit in any sort of escrow or trust account, provided that the security deposit shall not be commingled with other funds of Landlord except other security deposits for the Property.

6.
USE:

Tenant will use and occupy the Premises as an office and lab for its biotechnology company, including, without limitation, cell manufacturing process development and basic and translational research and development, and for no other use or purpose (the "Permitted Use"). Tenant shall not cause or permit the Premises to be used in any way (i) which constitutes a violation of any law, ordinance, or governmental regulation or order, (ii) which unreasonably interferes with the rights of other tenants of Landlord, (iii) which constitutes a nuisance or waste or (iv) which causes damage to any structural portion of the Premises including, but not limited to, the walls and flooring of the Premises, nor (v) in any manner in which such use may invalidate the insurance or increase the rate of insurance on the Premises or the Building. Landlord acknowledges that the mere use of the Premises for the Permitted Use shall not violate items (ii) – (v) in the prior sentence, provided that the Premises are used in compliance with all laws, ordinances and governmental regulations or orders. Tenant shall promptly, upon written demand, reimburse Landlord for any additional premium charged for such policy by reason of Tenant’s failure to comply with the provisions of this Section. Landlord represents, warrants and covenants that, as of the Effective Date, and at all times during the Term, Landlord shall not request, and shall not consent to any request, to change the current zoning designation for the Property. Tenant

23134410.6

may apply for a certificate of occupancy confirming the Premises may lawfully be used for the Permitted Use and Landlord shall provide such reasonable information and assistance as may be needed.

andlord acknowledges that Tenant shall, from time to time, including during Tenant’s initial move-in, at additional times during the Term and upon Tenant’s move-out, be permitted to utilize rigging and/or hoists for moving large equipment or lab components into the Premises that cannot be brought up in the elevators. It is anticipated that such rigging and/or hoists will be stationed in the lobby of the Building and will transport such large equipment or lab components from the lobby over the second (2nd) floor railing onto the second (2nd) floor landing of the Building. All such rigging/hoisting companies shall be insured in accordance with standard industry practices and to be approved by Landlord, in its reasonable discretion. Tenant agrees to inform Building management in advance of any such utilization of rigging or hoists and shall schedule same during the weekend.

Landlord further acknowledges that Tenant will have regular deliveries of gas canisters, including CO2 and liquid nitrogen, to the Premises and Landlord shall permit Tenant to use the Building elevators to transport such gas canisters to the Premises. Landlord acknowledges these deliveries of gas canisters will occur during business hours on Business Days but Tenant shall coordinate such deliveries with Building management so as to minimize disruption. If necessary to protect the flooring, in connection with such gas deliveries Tenant shall utilize particle board on the second (2nd) floor hallway to move the gas canisters from the elevator into the Premises.

7.
ASSIGNMENT:

(a) Tenant may not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, assign this Lease, pledge the leasehold interest, or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than Tenant. Any such consent shall require, as a condition thereto, that: (i) the original Tenant shall remain fully liable hereunder for the full term of this Lease; (ii) if the said assignment or subletting, other than a Permitted Transfer, involves a higher total rent than is provided for hereunder, fifty percent (50%) of the excess rent shall be paid to the Landlord, after first deducting therefrom Transaction Expenses (as hereinafter defined) incurred by Tenant in connection with such assignment or such subletting; provided, however, such Transaction Expense shall not exceed 10% of the excess rent; and (iii) the Landlord shall retain the right of consent or non-consent as to any further such assignments or subletting, or pledges. “Transaction Expenses” shall mean (a) the costs and expenses of Tenant in entering into the sublease, including real estate brokerage commissions, legal and architectural fees, and advertising fees paid to unrelated third parties, (b) free rent, rent concessions or rent abatements, (c) the cost of improvements, construction contributions or alterations made by Tenant for the purpose of preparing the space for such tenancy, and (d) work allowances or other monetary concessions.

(b) Anything in the foregoing Section 7(a) to the contrary notwithstanding, (i) assignments of this Lease or a subletting hereunder to an entity (x) into or with which Tenant is merged, consolidated, reorganized or recapitalized, (y) to which substantially all of Tenant’s assets are transferred as a going concern or (z) which is an affiliate of Tenant, (ii) transfers of interests in Tenant, whether by inheritance or otherwise, between immediate family members (including spouses, children, grandchildren, parents, grandparents, in-laws, siblings, lineal descendants and

23134410.6

trusts for the benefit of the foregoing), or (iii) an initial public offering (such transferees, the “Permitted Transferees”; such transfers, “Permitted Transfers”), shall not require the consent of Landlord; provided that, in the event of any of such transfers in clause (i) above (whether effectuated through a single transaction or a series of transactions): (1) the assignee or subtenant shall be of good reputation or shall be a newly formed entity, and shall use the Premises only for the Permitted Uses (2) the assignee or subtenant agrees directly with Landlord, by written instrument in form reasonably satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder including, without limitation, the covenant against further assignment and subletting; (3) in no event shall Tenant be released from its obligations under this Lease; (4) a copy of the fully executed assignment or sublease be delivered to Landlord; and (5) Tenant shall reimburse Landlord on demand for any actual and reasonable out-of-pocket costs including, without limitation, reasonable legal costs, incurred by Landlord in connection with such transaction; provided however in no event shall Landlord’s expenses exceed Two Thousand Five Hundred Dollars and 00/100 ($2,500.00). In addition, the mere change of Tenant’s name or form of ownership shall not be deemed an assignment of this Lease.

8.
SERVICES AND UTILITIES:

(a) UTILITIES. All services, including but not limited to janitorial, dumpster, and pest control; and all utilities (including any additional utility services not already provided at the Premises), telecommunications and internet services, interior and non-structural expenses within the Premises shall be the sole expense and responsibility of the Tenant beginning as of the date of delivery of the Premises to Tenant. Utilities for the Premises that are separately metered (and trash removal/dumpster services) shall be arranged for and paid directly by the Tenant when due. Tenant is responsible for all deposits and the cost of connection of said utilities serving the Premises, including but not limited to panels, meters, and wiring, provided that Landlord represents and warrants that all required meters or submeters for electricity are installed, or will be installed and will be in good working order within thirty (30) days of the Commencement Date. Utilities that are not separately metered (and shared trash removal/dumpster services) shall be reasonably allocated by Landlord to the Premises based upon usage and paid by the Tenant when billed, at the actual out of pocket cost incurred by Landlord, with no mark-up. Landlord shall maintain the facilities and systems in the Building and Premises in good order, condition, and repair, inclusive of electric power required to service, operate and accommodate the HVAC equipment as well as any Alterations or other uses agreed to by the parties in writing, excluding any portions of such facilities and systems installed by Tenant, which shall be maintained by Tenant. In the event Tenant requires any additional utility services not specifically set forth in this Section 8(a), including, without limitation, additional amperage to the Building, Tenant shall be responsible for any and all costs associated with such additional utility services. Furthermore, if there are any additional generator services that Tenant may require as a result of its Permitted Use, Tenant shall be responsible for any and all actual costs associated with such additional generator services, including, without limitation, the cost of a new generator, its installation, maintenance, upkeep and additional utility costs.

(b) LANDLORD. Landlord shall not be required to make any repairs or improvements to the Premises, unless such repairs are made necessary by any act or omission or negligence of Landlord or its employees, agents, or contractors (collectively, the “Landlord Parties”); provided, however, subject to Article 31 of this Lease, Landlord shall maintain the roof, the exterior of the

23134410.6

Building, the foundation and all other structural elements of the Building, electrical (except to the extent installed by Tenant), underground plumbing and conduits, and all other Building systems servicing the Premises, up to the point of entry into the Premises, and structural repairs and replacements in the Premises, the parking areas and landscape areas (excluding any landscaping within the Premises) and public and common areas of the Building in reasonably good order and condition, ordinary wear and tear excepted. Notwithstanding any provision herein to the contrary, Landlord shall not be required to make or pay for any repairs made necessary by any act or omission or negligence of Tenant or its employees, agents, or contractors, or, while in the Premises, of Tenant’s invitees and customers, and Tenant shall reimburse Landlord for all such repairs made by Landlord promptly following Landlord’s written demand therefor, together with invoices for same. In addition, Landlord shall be responsible for those services for the Property more particularly described in Section 31 of this Lease. Landlord shall use due diligence in making any such repairs and shall perform such repair work, except in case of emergency, at times reasonably convenient to Tenant and otherwise in such manner as will not materially interfere with Tenant's use of the Premises.

It is understood that Landlord does not warrant that any of the services referred to above, or that these or any other services which Landlord may supply, will be free from interruption. Tenant acknowledges that any one or more such services may be suspended or reduced by reason of accident or repairs, alterations or improvements necessary to be made, by strikes or accident or by any cause beyond the reasonable control of Landlord, or by orders or regulations of any federal, state, county or municipal authority. Any such interruption or suspension of services supplied by Landlord shall not be deemed an eviction or disturbance of Tenant’s use and possession of the Premises or any part thereof, or render Landlord liable to Tenant for damages or for abatement of rent or relieve Tenant from performance of Tenant’s obligation under this Lease; provided, however, if an interruption or suspension in service is due to Landlord’s negligence or willful misconduct, then, as Tenant’s sole and exclusive remedy, Base Rent shall be abated, commencing on the expiration of three (3) consecutive business days that any such services have been interrupted, through the date on which such service is restored to the extent that Tenant may substantially resume its operations.

Any repairs or services within the Premises (which may include, at Landlord’s option, without limitation, janitorial, dumpster, mechanical, electrical, plumbing, pest control, Building standard light bulbs and their change-out, carpet cleaning, etc.) not provided pursuant to Sections 8 or 31 that are handled by the Landlord on behalf of the Tenant, if requested by Tenant or due to Tenant's failure to handle such repairs or services within a timely manner after notice to Tenant by Landlord, including repairs or replacements to the HVAC system servicing the Premises (the “HVAC System”), to the extent same are the responsibility of Tenant, will be billed back to the Tenant for the total cost of repairs or services plus a fifteen percent (15%) administrative surcharge.

(c) TENANT. Except as otherwise expressly required of Landlord, Tenant shall, at Tenant’s expense, keep and maintain the Premises, including but not limited to all entry doors, damage to entry doors occasioned by theft or vandalism, furnishings, lighting, trade fixtures, above-ground plumbing and conduits beginning at the point of entry into the Premises, windows, glass and plate glass, doors, interior walls and finish work, floor surfaces and floor coverings, sprinkler and fire protection systems (which shall be in good working order as of the Commencement Date and in compliance with all Applicable Laws), and routine maintenance and repairs of the HVAC System (together with replacement of the HVAC System exclusively

23134410.6

servicing the Premises and installed by Tenant), in good and sanitary condition and repair and in compliance with all Applicable Laws. Tenant shall permit no waste, except normal wear and tear. Tenant shall also be responsible for arranging janitorial services for the Premises and the cost thereof. Tenant shall promptly notify Landlord, in writing, of any known defective condition which Landlord is required to repair, and failure to so report such known defects in a commercially reasonable time and manner shall make Tenant responsible to Landlord for any increased liability incurred by Landlord by reason of such failure to report the known defective condition.

Any contractor selected by Tenant in connection with the performance of Tenant’s obligations under this Section in or about the Premises or the Building shall require prior written approval of the Landlord which approval shall not be unreasonably withheld, conditioned or delayed, such approval shall require, at a minimum, Landlord’s receipt of a Certificate of General Liability Insurance adding the Agent and the Landlord as additionally insured, proof that the contractor is duly licensed and permitted in the municipality where the Premises is located, to the extent such licensing and permitting is required by such municipality, acknowledgment and agreement by the contractor that all work shall be done with good workmanship and in accordance with current building codes and ordinances, and with agreement to adhere to any other reasonable standards imposed by Landlord for the protection and preservation of the Building and Premises.

9.
INDEMNIFICATION:

Tenant hereby agrees to indemnify and hold Landlord and its agents, directors, officers, managers, members, partners, and employees harmless against and from and against all injuries, expenses, damages, liabilities or claims, imposed by any person whomsoever on or incurred by Landlord or its agents, directors, officers, managers, members, partners, and employees for any (i) accident or incident occurring within the Premises; (ii) for any damage to the Premises; (iii) for personal injury, bodily injury, death, or property damage of any other tenant of the Building or of any other person in or about the Building, (iv) for damage to the Building, Common Areas, or parking facilities; or (v) for any administrative or criminal action by a governmental authority, with respect to (iii) – (v) only to the extent such injury, expense, damage, liability, action, or claim results from (a) Tenant’s particular manner of use of the Building, the Common Areas, and parking facilities, (b) any Event of Default, or (c) any negligent or otherwise wrongful act or omission of Tenant or of its agents, employees, visitors, invitees, or licensees (except, with respect to (i) – (v) above, to the extent caused by Landlord’s or Landlord’s employees’, agents’ or contractors’ negligence or willful misconduct). Tenant further agrees to reimburse Landlord and its agents and employees for any and all costs or expenses, including, but not limited to, court costs and reasonable attorneys’ fees, which Landlord and its agents and employees may incur in investigating, handling or litigating any such matter. The obligations of Tenant under this paragraph shall survive the expiration or early termination of this Lease.

or injury to Tenant's employees, agents, visitors, invitees and licensees in or upon the Premises, Building and parking facilities, and Tenant hereby waives all claims with respect thereto, from any cause whatsoever, against Landlord, except claims for personal injury or property damage which are caused by the negligence or intentional misconduct of Landlord or its agents or employees.

Neither party shall be liable to the other for any unauthorized or criminal entry of third parties into the Premises, Building, parking facilities and the approaches, entrances, streets,

23134410.6

sidewalks or corridors thereto, or by or from any unauthorized or criminal acts of third parties, regardless of any breakdown, malfunction or insufficiency of any security measures, practices or equipment provided by Landlord or Tenant, except to the extent due to such party’s gross negligence or willful misconduct or failure to comply with its obligations under this Lease. Tenant shall promptly notify Landlord in writing of any breakdown or malfunction of any security measures, practices or equipment provided by Landlord as to which Tenant has knowledge. Landlord shall not be liable to Tenant for interference with the light or other hereditament intangible, real, or mixed property or for any damage therefrom to Tenant or Tenant’s property from any cause beyond Landlord’s reasonable control. Each of Landlord and Tenant hereby agrees that, in no event, shall either party be liable for any special, indirect, consequential or punitive damages or losses, including injury to such party’s business or any loss of income therefrom, nor shall Landlord be liable to Tenant for any damages caused by the act or neglect of any other tenant in the Building. The provisions of this paragraph shall survive the termination of this Lease with respect to any claim, damage, injury or death occurring prior to such termination.

10.
DAMAGE TO PREMISES:

(a) If the Premises are damaged by fire or other casualty, the same shall be repaired or rebuilt as reasonably practical under the circumstances to at least a condition equivalent to that existing as of the date of this Lease , with reasonable and diligent dispatch, at the expense of the Landlord (subject to the rights of Landlord’s lender and subparagraph (b) and (c) below), unless this Lease is terminated as provided in this Article 10, and during the period required for restoration, a just and proportionate part of the Rent shall be abated until the Premises are repaired or rebuilt.

(b) If the Premises are (i) damaged to such an extent that repairs cannot, in Landlord’s judgment, be completed within one hundred eighty (180) days after the date of the casualty or (ii) damaged or destroyed as a result of a risk which is not insured under standard special form/all-risk insurance policies, or (iii) damaged or destroyed during the last twenty-four (24) months of the Term, or if the Building is damaged in whole or in part (whether or not the Premises are damaged), to such an extent that the Building cannot, in Landlord’s reasonable judgment, be operated economically as an integral unit, then and in such event Landlord may at its option terminate this Lease by notice in writing to the Tenant within thirty (30) days after the date of such occurrence. If the Premises are damaged to such an extent that repairs cannot, in Landlord’s judgment, be completed within one hundred eighty (180) days after the date of the casualty or if the Premises are substantially damaged during the last twenty-four (24) months of the Lease Term, then in either such event Tenant may elect to terminate this Lease by notice in writing to Landlord within thirty (30) days after the later of (i) the date of such occurrence and (ii) the date on which Landlord notifies Tenant in writing of the estimated time required to complete the necessary repairs, provided that within thirty (30) days after the date of such fire or other casualty, Landlord shall deliver to Tenant a statement from a reputable contractor, construction manager, architect or engineer, reasonably selected by Landlord, that sets forth such contractor’s, construction manager’s, architect’s or engineer’s good faith estimate as to when Landlord’s restoration will be substantially complete. In addition, Tenant may terminate this Lease, by notice to Landlord, if Landlord’s restoration has not been substantially completed within one hundred eighty (180) days after the date of the casualty and substantial completion of such restoration cannot be reasonably accomplished within sixty (60) days thereafter. Unless Landlord or Tenant

23134410.6

elects to terminate this Lease as hereinabove provided, this Lease will remain in full force and effect and Landlord shall repair such damage at its expense to the extent required in this Article.

(c) If Landlord shall elect or be obligated pursuant to subparagraph (a) above to repair or rebuild because of any damage or destruction, Landlord’s obligation shall be limited to the original Building and shall not extend to any leasehold improvements made by or for Tenant to the Premises, or any furniture, equipment, supplies or other personal property owned or leased by Tenant, its employees, contractors, invitees or licensees. If the cost of performing such repairs and restoration exceeds the actual proceeds of insurance paid or payable to Landlord on account of such casualty, or if Landlord’s mortgagee or the lessor under a ground or underlying lease shall require that any insurance proceeds from a casualty loss be paid to it, Landlord may terminate this Lease unless Tenant, within thirty (30) days after demand therefor, deposits with Landlord a sum of money sufficient to pay the difference between the cost of repair and the proceeds of the insurance available to Landlord for such purpose.

(d) If Landlord shall elect or be obligated pursuant to subparagraph (a) above to repair or rebuild because of any damage or destruction, Tenant shall, upon the completion of the Landlord’s repair or restoration work to the Premises, as reasonably as practical under the circumstances, at Tenant’s sole cost and expense, repair and rebuild all of the leasehold improvements made to the Premises by the Tenant prior to the date of such damage or destruction.

(e) In no event shall Landlord be liable for any loss or damage sustained by Tenant by reason of casualties mentioned hereinabove or any other accidental casualty.

11.
INSURANCE:

mage sustained by Tenant to its Premises, including wall, floor, and ceiling coverings, and any contents, goods and inventory and all other real or personal property in or on the Premises by reason of fire, theft, or casualty (including water damage due to roof, door, or window leaks). Tenant, at its own expense, shall maintain the insurance coverage described below. All coverage shall be primary and non-contributory over any insurance the Landlord may elect to provide on its behalf.

At the commencement of the Lease, and upon renewal of such insurance coverage, Tenant shall deliver to the Landlord an original certificate of required insurance coverage from the insurer including Landlord and Landlord’s lender, if any, as additional insured and providing a minimum of thirty (30) days' prior written notice of cancellation. All policies of insurance required to be carried by Tenant under this Section shall be in form reasonably satisfactory to Landlord, shall be issued by responsible insurance companies which are licensed to do business in the State of Alabama, have an AM Best's rating of at least "A-" and have been reasonably approved by Landlord.

Workers’ Compensation. Tenant shall maintain Workers' Compensation insurance to comply with all State and/or Federal laws that may be applicable. Tenants Workers’ Compensation policy shall have employer’s liability limits of at least $1,000,000.

23134410.6

(ii) Commercial General Liability. Tenant shall maintain a Comprehensive General Liability policy. Such policies shall include the Landlord as additional insured via blanket additional insured endorsement where required by written contract in a form acceptable to Landlord, and, if applicable, shall include a cross-liability endorsement.

Property Insurance. Tenant shall maintain a standard “all risk” property insurance policy on all personal property and tenant owned improvements and betterments for not less than 100% of the replacement cost of such. The Tenant “all risk” property policy shall have a commercially reasonable deductible.

(iv) Plate Glass. Tenant shall assume all responsibility for all Plate Glass on the Premises. Tenant may elect to self-insure this exposure.

(v) Minimum Limits. The minimum limits of liability acceptable are:

$1,000,000 per occurrence and $2,000,000 aggregate.

(vi) Liquor Liability. If the Tenant engages in the serving or sale of alcoholic beverages, Tenant shall carry Liquor Liability coverage in the amount of $1,000,000 or more per occurrence.

(vii) Automobile Liability. Tenant shall maintain an auto liability insurance policy covering the Tenant’s owned, non-owned and hired vehicles, including uninsured motorist where required by statute. In the event there are automobiles owned by or operated in conjunction with the Premises, automobile liability, including bodily injury and property damage, and, at Tenant’s option, physical damage insurance, comprehensive and collision, covering said automobiles to value. Any auto policy carried by Tenant shall have at least a $1,000,000 Combined Single Limit.

Notwithstanding any provision of this Lease to the contrary, Tenant and Landlord shall each include in all policies of insurance covering the Premises, the Building and contents therein, a waiver by the insurer of all right of subrogation against the other party in connection with any loss or damage thereby insured against.

In the event that either Tenant or Landlord sustains a loss by fire or other casualty or cause and such loss is caused in whole, or in part, by acts or omissions (including negligence) of the other party or such other party's agents, employees or servants, then the party sustaining the loss agrees, to the extent that the party sustaining such loss is compensated for such loss by insurance (or would have been compensated for such loss by insurance if such party had maintained the insurance required to be maintained by it herein, to waive all rights of recovery against the other party and such other party's agents, employees and servants, and no third party shall have any right of recovery, by way of subrogation or assignment or otherwise and all such rights shall be waived by such other parties, including the insurance companies that issue such party’s insurance policies.

It is acknowledged and understood by the parties hereto that such insurance for fire and extended coverage as Landlord elects to purchase shall be for the sole benefit of the Landlord, and that such insurance shall not cover Tenant's personal property, trade fixtures, records and files,

23134410.6

leasehold improvements, or any other appurtenances, and that in the event of damage to or loss of any such items, Landlord shall have no obligation to repair or replace same.

12.
DEFAULT:

Each of the following acts or omissions of Tenant or occurrences shall constitute an "Event of Default":

(a)
Failure or refusal by Tenant to pay Rent on the date due, and such failure continues for five (5) business days after Tenant’s receipt of written notice thereof (provided, however, Landlord shall not be required to give Tenant more than two (2) written notices per calendar year, and thereafter Tenant shall be entitled to five (5) business days’ grace period following the date on which Rent is due, but without notice, for the remainder of such calendar year); or

(b) Failure or refusal by Tenant to comply with the obligations of Tenant set forth in Article 7 (Assignment) of this Lease; or

(c) Failure or refusal by Tenant to perform or observe timely any other covenant, duty or obligation of Tenant under this Lease and the continuance of such failure beyond the expiration of thirty (30) days following Tenant’s receipt of written notice of such default; provided, however, if such Event of Default is of a type which cannot reasonably be cured within such thirty (30) day period, Tenant shall have a reasonable time thereafter to cure such Event of Default so long as Tenant has commenced such cure within such thirty (30) days and is diligently prosecuting such cure to completion; or

(d)
Intentionally omitted; or

(e)
The entry of a decree or order for relief by a court having jurisdiction over Tenant or any guarantor of Tenant's obligations hereunder in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Tenant or any guarantor of Tenant's obligations hereunder or for substantially all of either of such parties' property, or ordering the winding-up or liquidation of either of such parties' affairs, which is not dismissed within ninety (90) days after filing; or

(f)
The commencement by Tenant or any guarantor of Tenant's obligations hereunder of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the consent by either of said parties to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of substantially all of the property of Tenant or any guarantor of Tenant's obligations hereunder, or to the taking possession of such property by any such functionary or the making of any assignment for the benefit of creditors by either Tenant or any guarantor of Tenant's obligations hereunder, or Tenant, being adjudicated insolvent.

23134410.6

If and whenever any Event of Default shall occur, after such notice, if any, as is provided herein, Landlord may, at its option, in addition to all other rights and remedies given hereunder or by law or equity, do any one or more of the following:

(a)
Landlord may terminate this Lease by giving notice of termination required by applicable law, in which event this Lease shall expire and terminate on the date specified in such notice of termination, with the same force and effect as though the date so specified were the date herein originally fixed as the expiration date of the Term of this Lease, and all rights of Tenant under this Lease and in and to the Premises shall expire and terminate, and Tenant shall remain liable for all obligations under this Lease arising up to the date of such termination, and Tenant shall surrender the Premises to Landlord on the date specified in such notice; or

(b)
With or without having terminated the Lease, enter upon and take possession of the Premises by legal proceedings and expel or remove Tenant and any other occupant therefrom, and remove all property left at the Premises to a warehouse or elsewhere, at the cost of, and for the account of Tenant, all without being deemed guilty of trespass or becoming liable for any loss, damage or damages which may be occasioned thereby, provided that Landlord exercises commercially reasonable care.

(c)
Following legal proceedings and prior notice to Tenant, alter locks and other security devices at the Premises.

Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance by Landlord of surrender of the Premises by Tenant, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant. To the extent of any inconsistency between this Lease and any statutory or common law, it is the agreement of the parties that this Lease shall prevail. No alteration of locks or other security devices except following legal proceedings and prior notice to Tenant and no removal or other exercise of dominion by Landlord over the property of Tenant or others left at the Premises shall be deemed unauthorized or constitute a conversion, Tenant hereby consenting, after any Event of Default, to the aforesaid exercise of dominion following legal proceedings over Tenant's property left at the Premises. All claims for damages by reason of any legally maintained re-entry and/or repossession proceedings and/or alteration of locks or other security devices following legal proceedings and prior notice to Tenant are hereby waived, as are all claims for damages by reason of any distress warrant, forcible detainer proceedings, sequestrator proceedings or other legal process, provided that Landlord exercises commercially reasonable care. Tenant agrees that any re-entry by Landlord may be pursuant to judgment obtained in forcible detainer proceedings or other legal proceedings and Landlord shall not thereafter be liable in trespass, provided that Landlord exercises commercially reasonable care.

Notwithstanding any provision to the contrary contained herein, upon the occurrence of an Event of Default in the payment of Rent, Landlord shall not be obligated to give any notice (written or oral) to vacate the Premises prior to Landlord’s instituting legal proceedings, Tenant hereby

23134410.6

agreeing that such proceedings may be instituted by Landlord at any time an Event of Default in payment of Rent remains uncured, but Tenant is not waiving any notices to vacate and/or demand for possession required under statutory or common law.

If Tenant should fail to make any payment or to cure any other default hereunder within the time herein permitted, and after the expiration of any applicable notice or cure period, Landlord, without being under any obligation to do so and without thereby waiving such default, may make such payment and/or remedy such other default for the account of Tenant (and enter the Premises for such purpose, upon reasonable notice to Tenant), and thereupon Tenant shall be obligated to pay, and hereby agrees to pay Landlord, upon written demand, together with invoices, all actual and reasonable costs, expenses and disbursements incurred by Landlord in taking such remedial action.

In the event of termination of this Lease or of Tenant's right to possession of the Premises or repossession of the Premises for an Event of Default, Landlord shall not have any obligation to relet or to attempt to relet the Premises, or any portion thereof, or to collect rental after reletting (if any); but Landlord shall have the option to relet or to attempt to relet and in the event of reletting Landlord may relet the whole or any portion of the Premises for any period, to any tenant, and for any use and purpose.

In addition to the foregoing, in the event Landlord elects to terminate this Lease upon an occurrence of an Event of Default, then (except as otherwise provided in the succeeding paragraph) Tenant shall be liable for and shall pay to Landlord upon demand, at Landlord’s address as set forth in Article 22 hereof, the sum of all Rent and other indebtedness accrued to the date of such termination, plus, as damages, an amount equal to the present value (computed as of the date of any such termination using a discount factor equal to four percent (4%) per annum) of (i) seventy-five percent (75%) of (x) the total Rent (using such sums, if any, for the year of such termination as the basis for determining the amount thereof which would have been due each year hereafter for the remaining portion of the Term had it not been terminated) and (y) all such rent and other charges being computed for the remaining portion of the Term hereof (had such Term not been terminated by Landlord prior to the date of expiration hereof), and (ii) plus Landlord's estimated reasonable and customary expenses in connection with Landlord’s recovery of possession, and reletting, including, without limitation, reasonable brokerage commissions, reasonable legal fees, retro-fitting of the Premises and the like, less (iii) any sums thereafter received by Landlord through reletting the Premises during such period.

Notwithstanding anything above to the contrary, Landlord shall use commercially reasonable efforts to relet the Premises, or portions thereof, to mitigate any damages resulting from an Event of Default by Tenant; provided; however, that Tenant acknowledges that in order to reasonably mitigate damages Landlord shall not be obligated (i) to lease the Premises prior to any other space available for lease in the Building at such time; or (ii) to lease the Premises for a use, which in Landlord’s sole discretion, is incompatible with the then tenant mix of the Building or for below market rents.

In the event Landlord elects to terminate this Lease by reason of an Event of Default, in lieu of exercising the rights of Landlord under the preceding paragraph, or in the event Landlord

23134410.6

elects to terminate Tenant's right to possession of the Premises without terminating this Lease, Landlord may hold Tenant liable for all Rent and other indebtedness accrued to the date of such termination, plus such Rent and other indebtedness as would otherwise have been required to be paid by Tenant to Landlord during the period following termination of the Term (or Tenant's right to possession of the Premises, as the case may be) measured from the date of such termination by Landlord until the date which would have been the date of expiration of the Term (had Landlord not elected to terminate the Lease or Tenant's right to possession on account of such Event of Default) diminished by any net sums thereafter received by Landlord through reletting the Premises during such period (after deducting expenses incurred by Landlord as provided in the succeeding paragraph). Actions to collect amounts due by Tenant provided for in this paragraph may be brought from time to time by Landlord during the aforesaid period, on one or more occasions, without the necessity of Landlord's waiting until expiration of such period and in no event shall Tenant be entitled to any excess of rent (or rent plus other sums) obtained by reletting over and above the Rent herein reserved. If the Premises, or any part thereof, are relet together with other space in the Building, then the rents collected or reserved under any such reletting and the expenses of any such reletting shall be equitably apportioned for the purposes of this paragraph.

Upon the occurrence of an Event of Default, Tenant shall also be liable for and shall pay to Landlord at Landlord’s address as set forth in Article 22 hereof, in addition to any sum provided to be paid above, broker's fees incurred by Landlord in connection with reletting the whole or any part of the Premises, the costs of removing and storing Tenant's or other occupant's property left at the Premises, the costs of repairing, altering, remodeling or otherwise putting the Premises into condition acceptable to a new tenant or tenants, and all reasonable expenses incurred by Landlord in enforcing Landlord's remedies, including reasonable attorneys’ fees as provided below.

In the event of any default by Landlord, Tenant's exclusive remedy shall be an action for damages (Tenant hereby waiving the benefit of any laws granting it a lien upon the property of Landlord and/or upon rent due Landlord), but prior to any such action Tenant will give Landlord written notice specifying such default with particularity, and Landlord shall thereupon have a reasonable period, but in no event less than thirty (30) days, in which to commence to cure any such default. Unless and until Landlord fails so to commence to cure any default after such notice or having so commenced thereafter fails to exercise reasonable diligence to complete such curing, Tenant shall not have any remedy or cause of action by reason thereof. All obligations of Landlord hereunder will be construed as independent covenants, not conditions; and all such obligations will be binding upon Landlord only during the period of its possession of the Property and not thereafter.

Except as expressly set forth in this Lease, irrespective of which party is the prevailing party, neither Landlord nor Tenant shall be entitled to any attorneys' fees incurred in connection with the institution of any action or proceeding in court to enforce any provision hereof or any action or proceeding for damages by reason of any alleged breach or default of any provision of this Lease or any action or proceeding for a declaration of either party's rights or obligations hereunder or any action or proceeding for any other judicial remedy, at law or in equity. In the event, however, that Landlord institutes any action or proceeding to enforce payment of a monetary sum due hereunder and is the prevailing party in such action then, in such event, Tenant

23134410.6

will pay to Landlord all reasonable costs incurred by Landlord in attempting to collect such sum, including reasonable attorneys' fees.

13.
NO WAIVER:

No waiver of any condition or covenant of this Lease by either party shall be deemed to imply or constitute a further waiver by such party of any other condition or covenant of this Lease. All rights, remedies, powers and privileges conferred hereunder upon the parties hereto shall be cumulative to, but not restrictive of, or in lieu of those conferred by law.

14.
PERSONAL PROPERTY:

All personal property in the Premises shall be and remain at Tenant's risk, and Landlord shall not be liable for any damages to, or loss of, such personal property arising from acts of negligence of any other persons, except for the act or omission or negligence of Landlord or its employees, agents, or contractors.

15.
LAWS; RULES AND REGULATIONS:

(a) Except to the extent that such compliance is the obligation of Landlord pursuant to this Lease, Tenant shall conform to and observe all present and future laws, ordinances, regulations, rules, and any directions of any Federal, State, County, regional or municipal governments or quasi-governmental agencies having jurisdiction (collectively, “Applicable Laws”), whether the same are in force at the commencement of the Term or may in the future be passed, enacted, or directed, applicable to the Premises during the Term of this Lease, which shall impose any duty upon Tenant or Landlord with respect to the Premises or its use or occupation. Tenant shall not be obligated to perform structural Alterations, replacements or repairs to the Premises or any Alterations to portions of the Building systems that are not located within or exclusively serving the Premises to comply with Applicable Laws, except to the extent (a) such Alteration, replacement or repair is required as a result of construction performed by Tenant or (ii) Tenant’s particular manner of use of the Premises (as opposed to the mere use of the Premises for the Permitted Use) or (iii) by reason of Tenant’s breach of its obligations under this Lease. Landlord, at its expense, shall comply with all Applicable Laws applicable to the Premises that would require the making of structural Alterations, replacements or repairs that are not the obligation of Tenant as aforesaid, as well as all repairs, replacements or modifications of the sprinkler and fire protection systems required by Applicable Laws, and all Applicable Laws applicable to the Common Areas, facilities and systems of the Building with which Tenant is not obligated to comply, to the extent necessary to (i) maintain, renew or update the certificate of occupancy so that the Premises can lawfully be used [for the Permitted Use], or (ii) to comply with any Applicable Laws to the Common Areas to the extent that failure to comply would adversely impact the Premises or Tenant’s use of the Premises for the Permitted Use.

(b) The present rules and regulations in regard to the Building are attached hereto as Exhibit "B" and made a part hereof as though fully set out herein. Landlord reserves the right to change these rules and regulations, as modified or supplemented from time to time by the Landlord, Landlord hereby agreeing that any such changes made by Landlord shall be reasonable and non-discriminatory with respect to the other tenants and occupants of the Building and shall not reduce Tenant's rights under this Lease beyond a de minimis extent; provided, however, that

23134410.6

in case of any conflict or inconsistency between the provisions of this Lease and any of the rules and regulations, the provisions of this Lease shall control. Tenant shall faithfully observe and perform such rules and regulations, and the Tenant shall further be responsible for the compliance with such rules and regulations by the Tenant's employees, its invitees, agents, servants or visitors.

16.
ENTIRE AGREEMENT:

This Lease and all exhibits and attachments hereto, if any, constitute the entire agreement between the parties hereto and all previous negotiations leading thereto, and this Lease may be modified only by an agreement in writing, signed by Landlord and Tenant. No surrender of the Premises or of the remainder of the Term of the Lease shall be valid unless expressly accepted, in writing, by the Landlord.

17.
TIME OF ESSENCE:

It is understood and agreed between the parties hereto that time is of the essence with respect to all of the terms and provisions of this Lease.

18.
CONDEMNATION:

(a) If Landlord receives notice of the intention of any authority to appropriate, take or condemn any portion of the Premises or the Building for public or quasi-public use under any right of eminent domain, condemnation or other law (collectively, “Taking”), Landlord shall promptly notify Tenant thereof. If the whole of the Premises shall be subject to a Taking, or if such Taking relates to a portion of the Premises that as a result thereof, in Tenant’s judgment, the balance cannot be used for the Permitted Use and with substantially the same utility to Tenant as immediately prior to such Taking, then in either of such events, this Lease shall terminate upon delivery of possession to the condemning authority, and Rent shall be prorated and adjusted as of such date, and any award, compensation or damages (hereinafter sometimes called the “award”) shall be paid to and be the sole property of Landlord whether the award shall be made as compensation for diminution of the value of the leasehold estate or the fee of the Building or otherwise and Tenant hereby assigns to Landlord all of Tenant’s right, title and interest in and to any and all such award. Notwithstanding the foregoing, Tenant shall have the right to recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded to Tenant, including the right to file a claim for and receive compensation for moving expenses, Tenant’s alterations and non-movable fixtures and costs or loss of Tenant in removing Tenant’s equipment and inventory, but not for the value of the leasehold (“Tenant’s Award”). Tenant shall continue to pay Rent until the Term is terminated.

(b) If only a part of the Premises shall be subject to a Taking, but the balance of the Premises, in Tenant’s judgment, can still be used for the Permitted Use and with substantially the same utility to Tenant as immediately prior to such Taking, then this Lease shall not terminate and Landlord, at its expense, shall repair and restore the Premises and all improvements thereon the remaining parts of the Building directly affecting the Premises, with reasonable diligence, so as to constitute a complete and tenantable Premises, except that Landlord shall not hereby be required to expend for repair and restoration any sum in excess of the award, provided that in the event of the failure of Landlord to so repair and restore the Premises and all improvements thereon to a complete and tenantable Premises Tenant shall have the right to terminate this Lease. Any portion

23134410.6

of the award which has not been expended by Landlord for such repairing or restoration shall be retained by Landlord as Landlord’s sole property. Base Rent and Additional Rent shall be equitably abated following delivery of partial possession to the condemning body. In addition, Base Rent and Additional Rent shall be abated during any period in which the business operations in the Premises are ceased for Landlord’s restoration. Notwithstanding the foregoing if fifty percent (50%) or more of the Building or the Premises shall be so taken or condemned, then either Landlord or Tenant shall have the right to terminate this Lease by giving written notice to the other party within sixty (60) days after such taking. In such event, the award shall be paid to or be the sole property of Landlord. Notwithstanding the foregoing, Tenant shall have the right to recover from the condemning authority, but not from Landlord, Tenant’s Award.

(c) If the temporary use or occupancy shall be lawfully taken by condemnation or in any other manner for any public or quasi-public use or purpose during the Term, Tenant shall be entitled, except as hereinafter set forth, to receive that portion of the award for such taking which represents compensation for the use and occupancy of the Premises and, if so awarded, for the taking of Tenant's property and for moving expenses, and Landlord shall be entitled to receive that portion which represents reimbursement for the cost of restoration of the Premises. This Lease shall be and remain unaffected by such taking, except Base Rent and Additional Rent shall be abated during the period of such temporary taking.

19.
DELIVERY OF POSSESSION AFTER TERMINATION; HOLDOVER:

Tenant agrees to surrender to Landlord, at the end of the Term of this Lease and/or upon any cancellation or termination of this Lease, said Premises in broom-clean condition, and in and in good order, condition and repair, ordinary wear and tear and damage by casualty or condemnation excepted, with Tenant’s trade fixtures, equipment and other personal property removed. Tenant shall deliver all keys for the Premises to Landlord and inform Landlord of all combinations on locks, safes and vaults, if any, in the Premises. Notwithstanding the foregoing, Tenant shall not remove any machinery or trade fixtures that were furnished or paid for by Landlord (except if replaced by Tenant). If Tenant shall fail to remove its trade fixtures or other property, as provided herein, such property shall be deemed abandoned by Tenant and, at the option of Landlord, shall become the property of Landlord or removed and disposed of by Landlord at Tenant’s expense. Tenant shall repair any damage caused by the installation and/or removal of any property described herein. Notwithstanding the foregoing, Tenant shall not be required to remove or restore any alterations performed by Tenant other than Specialty Alterations.

If Tenant shall remain in possession of all or any part of the Premises after the expiration or termination of the Term of this Lease, with the written consent of Landlord, then Tenant shall be deemed a month-to-month tenant of the Premises and the Lease may then be cancelable by Landlord upon giving at least thirty (30) days prior notice to Tenant prior to the beginning of the next month, upon which the Lease shall terminate and Tenant shall vacate on or before the last day of the month it received notice. Tenant agrees to pay for the use and occupation for the Premises during this month-to-month period 150% of the last Base Rent paid by Tenant during the Lease Term, plus 100% of the Additional Rent and all other charges and expenses due under the Lease.

If Tenant shall remain in possession of all or any part of the Premises for more than one hundred twenty (120) days after the expiration or termination of this Lease without the consent of Landlord, Tenant shall be deemed to be a tenant at sufferance and shall be liable to Landlord for

23134410.6

all damages, direct and/or consequential, or as otherwise provided by law which Landlord may suffer on account of Tenant’s failure or refusal to so surrender possession of the Premises.

If, during the period commencing six (6) months prior to the Expiration Date, Tenant requests Landlord to give Tenant notice as to whether or not Landlord has entered into a new lease or other binding commitment for any portion of the Premises for a period following the expiration or earlier termination of the Term, Landlord shall so notify Tenant (to the extent Landlord is not prohibited or restricted from doing so because of a confidentiality or non-disclosure agreement), within ten (10) days after receipt of such request from Tenant.

No termination of this Lease prior to the normal ending thereof, by lapse of time or otherwise, shall affect Landlord's right to collect Rent for the period prior to the termination thereof.

20.
TENANT SIGNS:

Except upon Landlord's written approval and the approval of any applicable local governing municipal body, no sign, advertisement or notice of Tenant's business (“Tenant’s Signage”) shall be painted or fixed or placed on any part of the outside of the Premises or outside of the Building and/or real property on which the Premises are located, provided that the use of Tenant’s logo set forth on Exhibit “J” is hereby approved on any Tenant’s signage. Tenant’s Signage and its installation shall be at the sole cost and expense of Tenant. Landlord shall place next to the door of the Premises and the directory board in the lobby of the Building or floor (if any), the name of Tenant and one or more names of persons affiliated with Tenant. In addition, Landlord shall install Building standard wayfinding signage in the Building lobby and in the Common Areas identifying Tenant.

21.
ENTRY BY LANDLORD:

Landlord and its agents, employees and independent contractors may enter the Premises at reasonable hours upon prior written notice (but not less than one (1) Business Day) to: (a) inspect the same, (b) exhibit the same to prospective purchasers, lenders or, during the last twelve (12) months of the Term, tenants, (c) determine whether Tenant is complying with all of Tenant's obligations hereunder, (d) supply janitorial service and any other services to be provided by Landlord to Tenant hereunder, if any, (e) post notices of non-responsibility, and (f) make repairs required of Landlord under the terms hereof or, to the extent necessary, repairs to any adjoining space or utility service or make repairs, alterations or improvements to any other portion of the Building, provided, however, that all such work shall be done as promptly as possible and so as to cause as little interference with Tenant as reasonably possible and damage to the Premises and Tenant’s property, which may include scheduling such access after business hours. Landlord acknowledges that it is necessary for Tenant to control access to the Premises in order to protect its privacy and security. Accordingly, unless in the case of an emergency endangering property or personal injury, and after using reasonable efforts to contact Tenant, while on the Premises, Landlord and its representatives, at Tenant’s option, shall be accompanied by a representative of Tenant and shall comply with reasonable directions of such representative. Landlord shall

23134410.6

promptly repair any damage caused by Landlord or Landlord’s agents in the Premises during such entry.

Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned by such entry. Landlord shall at all times have and retain a key with which to unlock all of the doors in, on or about the Premises (excluding Tenant's vaults, safes, labs and similar areas designated in writing by Tenant in advance or clearly designated as restricted or limited access); Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency endangering property or personal injury in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord of any said means, or otherwise, shall not, under any circumstances, be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises, or any portion thereof, except for any negligence or willful misconduct of Landlord or any agent or contractor of Landlord in connection with any such entry under this Section 21.

22.
NOTICES:

Any notice, demand, request or other instrument which may be, or is required to be given under this Lease, shall be in writing and delivered by hand or by overnight courier service, or sent by United States Registered or Certified Mail, adequate postage prepaid, if for Landlord to it at:

SLOSS REAL ESTATE COMPANY, INC.

1130 22nd Street South, Suite 3500

Birmingham, Alabama 35205

Attention: Chief Operating Officer

Telephone Number: (205) 802-2100

or if for Tenant, to it at:

IN8BIO, INC.

Empire State Building

350 Fifth Avenue, Suite 5330

New York, New York 10118

Attention: Mr. William Ho and Dr. Kate Rochlin

Telephone Number: (646) 933-5605

Email: LegalNotifications@in8bio.com

With a copy to:

Seyfarth Shaw LLP

620 Eighth Avenue

New York, New York 10018-1405

Attn: Michael J. Waters, Esq.

23134410.6

Either party’s address may be changed from time to time by such party by giving notice as provided above, except that the Premises may not be used by Tenant as the sole notice address. No change of address of either party shall be binding on the other party until notice of such change of address is given as herein provided. A post office receipt for registration of such notice or signed return receipt shall be conclusive that such notice was delivered in due course of mail if mailed as provided above. For purposes of the calculation of various time periods referred to herein, notice delivered by hand shall be deemed received when delivered to the place for giving notice to a party referred to above, notice mailed in the manner provided above shall be deemed completed upon the earlier to occur of (i) actual receipt as indicated on the signed return receipt, or (ii) three (3) business days after posting as herein provided, and notice sent by overnight courier service shall be deemed received on the date which is one (1) business day after accepted by the overnight courier service for delivery. Finally, any written notice addressed as provided hereinabove and actually received by the addressee (or if delivery is refused), shall constitute sufficient notice for all purposes under this Lease.

23.
LEASE SUBORDINATE TO MORTGAGES (SNDA):

This Lease is and shall be subject and subordinate at all times to (a) all ground leases or underlying leases that may now exist or hereafter be executed affecting either or both of the Premises and the Property and (b) any mortgage, deed to secure debt or deed of trust that may now exist or hereafter be placed upon, and encumber, any or all of (x) the Property; (y) any ground leases or underlying leases for the benefit of the Property; and (z) all or any portion of Landlord’s interest or estate in any of said items; provided that Tenant’s right of possession of the Premises shall not be disturbed so long as Tenant is not subject to an Event of Default hereunder.

Tenant shall execute and deliver within ten (10) business days of Landlord’s request and in the form reasonably requested by Landlord (or its lender) any documents evidencing the subordination of this Lease, provided such document(s) shall also provide for the non-disturbance of Tenant. Tenant hereby covenants that Tenant shall attorn to any successor to Landlord.

On or before the Commencement Date, Landlord, Tenant and the current mortgagee of the Property shall execute a Non-Disturbance Agreement on such mortgagee’s current form in favor of Tenant, provided that such form must be reasonably satisfactory to Tenant. Provided that Tenant shall have received a commercially reasonable Non-Disturbance Agreement from a future mortgagee or future superior lessor, if a mortgagee or superior lessor shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, then at the request of such party so succeeding to Landlord’s rights (“Successor Landlord”), Tenant shall attorn to and recognize Successor Landlord as Tenant’s landlord under this Lease, and shall promptly execute and deliver any instrument that Successor Landlord may reasonably request to evidence such attornment. Upon such attornment this Lease shall continue in full force and effect as, or as if it were, a direct lease between Successor Landlord and Tenant upon all of the terms, conditions and covenants as are and shall be applicable after such attornment. For purposes of this Lease, a “Non-Disturbance Agreement” shall mean a subordination, attornment and non-disturbance agreement consistent with the terms of this Lease duly executed and acknowledged by the holder of a mortgage or a ground lease or underlying lease, as the case may be, and by Tenant, and in recordable form, in which, inter alia, Tenant agrees to subordinate its interests under this Lease to such mortgage or a ground lease or underlying lease and such mortgagee or superior lessor agrees not to terminate this Lease so long as Tenant is not in default

23134410.6

under said Non-Disturbance Agreement or this Lease beyond applicable notice and cure periods. Tenant, with Landlord’s consent, shall have the right to record any Non-Disturbance Agreement in the applicable recording office.

24.
ESTOPPEL CERTIFICATES BY TENANT:

Tenant shall from time to time, within ten (10) business days’ written notice from Landlord, execute, acknowledge and deliver to Landlord a written statement certifying that this Lease is unmodified and in full force and effect (or that the same is in full force and effect as modified, attaching the instruments of modification), the dates to which the Rent and other charges have been paid, whether or not, to the best of Tenant’s knowledge, Landlord is in default hereunder (and, if so, specifying the nature of the default), it being intended that any such statement delivered pursuant to the paragraph may be relied upon by a prospective purchaser of the Landlord’s interest in the Building or by any mortgagee pursuant to any mortgage of Landlord’s interest or assigns of any mortgage upon Landlord’s interest in the Building. Tenant’s failure to execute such certificate or statement within ten (10) business days after written request shall, following a second written notice from Landlord and an additional ten (10) business day period following Landlord’s second written notice s, constitute an immediate default by Tenant hereunder, without the requirement of any additional grace period or a cure period (Landlord shall deliver to Tenant written notice of Landlord’s exercise of said option).

Landlord, within ten (10) business days’ written notice from Tenant, execute, acknowledge and deliver to Tenant a written statement certifying that this Lease is unmodified and in full force and effect (or that the same is in full force and effect as modified, attaching the instruments of modification), the dates to which the Rent and other charges have been paid, whether or not, to the best of Landlord’s knowledge, Tenant is in default hereunder (and, if so, specifying the nature of the default), it being intended that any such statement delivered pursuant to the paragraph may be relied upon by a prospective purchaser of the Tenant’s business or by any lender of Tenant.

25.
LANDLORD'S EXCULPATORY CLAUSE:

Notwithstanding anything to the contrary provided in this Lease or by law, it is specifically agreed and understood between the parties hereto that there shall be absolutely no personal liability on the part of the Landlord, any of its employees or any of its respective heirs, executors, administrators, personal representatives, successors, assignees, shareholders, partners, members, managers, officers, agents, nominees or designees, with respect to any of the terms, covenants, and conditions of this Lease, and Tenant or any other party claiming by, through or under the Tenant shall look solely to the interests of the Landlord in the Property and the proceeds thereof, as its respective interest may appear, for the collection of any claim, demand, cost, expense, judgment or other judicial process requiring the payment of money for any default or breach by Landlord, and no other real, personal, or mixed property of such persons or entities shall be subject to levy, execution or other judicial process for the satisfaction of any such claim of Tenant.

26.
SUCCESSORS AND ASSIGNS; LANDLORD’S AGENT:

This Lease and all covenants, obligations, and conditions hereof shall inure to the benefit of and shall be binding upon Landlord, and Landlord's successors and assigns. This Lease and all its covenants, obligations, and conditions shall also inure to the

23134410.6

benefit and be binding upon Tenant and Tenant's heirs, executors, administrators, successors, and permitted assigns.

Agent is authorized to act as Landlord’s agent in connection with the performance of this Lease, and Tenant shall be entitled to rely upon correspondence and notices received from Agent. Tenant acknowledges that Agent is acting solely as agent for Landlord in connection with this Lease and neither Agent nor any of its partners, members, managers, officers, directors, shareholders, employees, agents or representatives shall have any liability to Tenant in connection with the performance of this Lease, and Tenant waives any and all claims against any and all of such parties arising out of, or in any way connected with, this Lease or the Building.

27.
HAZARDOUS SUBSTANCES:

Landlord shall be responsible for the removal of any Hazardous Substances present in the Premises as of the Commencement Date, and Tenant shall receive a day-for-day extension of the Rent Commencement Date to the extent that Tenant’s Work is delayed as a result of the presence of such Hazardous Substances or the remediation thereof. Landlord, its contractors, agents and employees, shall not introduce, generate, place, hold, store, or use Hazardous Substances to be used, transported, stored, released, handled, produced or installed in, on or from the Premises or outside the Premises, except cleaning products, solvents and other chemicals customarily used in maintaining a commercial property.

Tenant, its contractors, agents and employees shall not introduce, generate, place, hold, store, or use any Hazardous Substance or Medical Waste in the Premises, the Building or the Property of which the Premises are a part, except in such amounts as are necessary or desirable for the Permitted Use, including any cleaning products, solvents and other chemicals customarily used in office and lab properties,, provided that Tenant has obtained all required approvals, permits, and licenses from all local, state, and federal authorities, and shall comply with all laws and regulations relating to and/or regulating such substances and all other health and/or safety laws and regulations in the operation of its business from the Premises (the “Tenant’s Liability”). Tenant shall indemnify, protect, defend and hold Landlord harmless from and against any and all actual costs, claims, suits, causes of action, demands, losses, liabilities, penalties, injury or damage (including, without limitation, reasonable attorney's fees at all trial and appellate levels, whether or not suit is brought) arising directly from or out of, or in any way connected with: (a) the Tenant’s Liability, (b) the presence or release of any “Hazardous Substance” or “Medical Waste” (as each of these terms is defined in any applicable federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning hazardous, toxic or dangerous substances or medical waste) in the Building, in and on the Property of which the Building and the Premises are a part, and in, on or within the Premises to the extent attributable to Tenant, its contractors, agents and employees; and (c) the violation of any environmental law, regulation, ordinance or administrative or judicial order relating to any Hazardous Substance or Medical Waste occurring within the Premises and/or to the extent attributable to Tenant, its contractors, agents and employees, and such indemnity shall survive the expiration or earlier termination of this Lease.

28.
SALE OF BUILDING:

23134410.6

Landlord shall have the right to sell, assign, transfer or otherwise alienate its interest in the Building. Upon such sale, assignment, transfer or alienation, the Tenant shall be bound to the new owner to the same extent as it was bound to Landlord. At the time of any such sale, and the transfer of any security deposit under this Lease to the new owner, Landlord hereunder shall be entirely freed and discharged of any further obligation or responsibility under this Lease.

29.
SAVINGS CLAUSE:

If any provision of this Lease or its application to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

30.
INTENTIONALLY OMITTED:

31.
OPERATING COSTS:

Landlord and Tenant agree that the Base Rent set out in Article 3 is the minimum rental to be paid by Tenant. Base Rent includes the Operating Costs (as defined below) for calendar year 2023 (the “Base Year”) which are estimated to be $8.15 per rentable square foot exclusive of Tenant’s direct occupancy costs. Landlord will charge Tenant, and Tenant agrees to pay, as additional rental (“Additional Rent”), Tenant’s Share (as defined at the end of this Article 31) of the increase in Operating Costs (as defined below) over the Operating Costs of the Base Year, as determined during the Term with respect to each calendar year commencing on January 1 and ending the next following December 31 (“Calendar Year”) following the Base Year (each, an “Increase”).

For the purposes of this Lease, “Operating Costs” shall include the following expenses, costs and disbursements of every kind and nature, relating to or incurred or paid in connection with owning, managing, marketing, maintaining, landscaping, repairing, and operating the Building, the parking areas, the Common Areas and the grounds of which the Premises are a part (but exclusive of the Premises itself unless otherwise provided herein) and the personal property used in conjunction therewith, except for any expenses in maintaining, repairing or operating the Premises paid by Tenant directly or otherwise pursuant to the express provisions of this Lease, such expenses, costs and disbursements being in addition to other expenses and charges provided elsewhere in this Lease and include but are not limited to the following: all services provided by Landlord for the Premises; ad valorem taxes (or other governmental taxes or levies on the rents, the Building and the Property); electricity, natural gas, water (including for the Premises), sewer and all other utilities including power for heating, lighting, air conditioning and ventilating; repair, maintenance and replacement of the ventilation, heating and air conditioning system(s) (“HVAC”) which do not exclusively serve one tenant in the Building; payments made under any maintenance and service contracts for the HVAC, the Building and the equipment used in connection therewith;

23134410.6

window cleaning; janitorial services for Common Areas; trash, debris and garbage removal and disposal; exterminating and pest control (for the exterior of the Building); snow and ice removal; garage and parking lot operators; elevator maintenance; waste recycling service for Common Areas; landscaping maintenance and customary landscaping replacement; restriping and repairing the parking areas; insurance, including but not limited to fire, extended coverage, liability, workers’ compensation, elevator and any other insurance carried in good faith by the Landlord and applicable to the Property; painting; uniforms; customary property management fees; supplies; sundries; sales or use taxes on supplies or services; costs of all supplies, tools, equipment, materials and replacements used in the operation, management, repair, maintenance and access control of the Property; repairing and maintaining utility lines which do not exclusively serve one tenant in the Building; providing Property identification signs; periodic repainting of exterior walls of the Building (including steam cleaning or sandblasting thereof or other graffiti-removal procedures); repairing and maintaining overhead canopies at the Building; repairing and maintaining sprinklers and sprinkler-risers serving the Premises and the Building of which the Premises are a part, but which do not exclusively serve one tenant in the Building; repairing and maintaining sidewalks; wages and salaries (whether direct or indirect as reasonably allocated by Landlord) of all persons engaged in the management, operation and maintenance of the Building and so-called fringe benefits, or any other cost or expenses which the Landlord pays or incurs to provide benefits for employees so engaged in the management, operation and maintenance of the Building; the charges of any independent contractor who under contract with the Landlord or Agent does any of the work of operating or maintaining the Building; the costs and expenses incurred by Landlord in connection with the maintenance, operation and repair of any common facilities, including roadways, private driveways, plaza areas, walkways, utility lines, pipes, wires, cables and other utility facilities, retention facilities, storm and sanitary sewers, culverts, drains, headwalls, manholes and related equipment, parking, grounds and landscaping, and shared hallways, lobbies, corridors, elevators, entrances and exits, restrooms and stairways, now or servicing the Property and the Premises (and not exclusively another tenant); legal and accounting expenses, including but not limited to such expenses as relate to seeking or obtaining reductions in and refunds of real estate taxes, or any other expense or charge, whether or not hereinbefore mentioned, which in accordance with generally accepted accounting and management principles would be considered as an expense of maintaining, operating, or repairing the Building. If any Building expense, though paid in one year, relates to more than one calendar year, at the option of the Landlord such expense may be proportionately allocated among such related calendar years.

"Operating Costs" shall not include the items set forth on Exhibit “I” attached hereto.

If the Building is not fully occupied during any given Calendar Year, the Operating Costs shall be equitably adjusted, so that such of those expenses as constitute variable rather than fixed costs (as determined in accordance with sound accounting practices and principles) shall be adjusted to reflect vacancies in the Building by projecting such variable costs as though the Building were fully occupied throughout such Calendar Year; provided, however, that in no event shall Landlord, by reason of any such adjustment, be entitled to receive more than 100% of the actual Operating Costs.

With respect to the first Calendar Year falling in whole or in part within the Term, Tenant shall pay to Landlord one-twelfth (1/12) of Landlord’s good faith estimate of the increase for the

23134410.6

immediately following Calendar Year of the Operating Costs over the Operating Costs for the Base Year as Additional Rent on a monthly basis in advance on the first day of each month, which Increase shall then be reconciled between Landlord and Tenant at the end of the year. The actual amount of the Increase payable with respect to the portion of the Term following the Base Year shall be an amount equal to the product obtained by multiplying the Tenant’s Share by the increase in Operating Costs for the Calendar Year or partial Calendar Year in question over the Operating Costs for the Base Year. As soon as practicable after the close of each Calendar Year, but in no event later than March 31 of the following Calendar Year, Landlord shall deliver to Tenant a statement of the Additional Rent for the immediately preceding Calendar Year (“Operating Costs Statement”), setting forth in reasonable detail the Operating Costs for such Calendar Year and the calculation of the Additional Rent due as a result thereof. If such Operating Costs Statement shows an amount owing by Tenant that is less that the total of the payments actually made by the Tenant for the immediately preceding Calendar Year, Tenant shall be credited for such excess against the next monthly payment(s) of Rent. If such Operating Costs Statement shows an amount owing by the Tenant that is more than the payments actually made by the Tenant for the immediately preceding Calendar Year, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of the Operating Costs Statement. Notwithstanding the foregoing, any operating costs properly and reasonably attributable to the Premises shall be added to Tenant’s Additional Rent without regard to Tenant’s Share.

On or before December 31 of each Calendar Year during the Lease Term, or as soon thereafter as practicable, Landlord shall give Tenant written notice of its reasonable estimate of the Increase for the next ensuing Calendar Year, with good faith calculations of the estimated increase for the next ensuing Calendar Year of the Operating Costs over the Operating Costs for the Base Year. Commencing January 1 of the next year, Tenant shall pay to Landlord one-twelfth (1/12) of such estimated Increase Rent on a monthly basis in advance on the first day of each month. If notice of Landlord’s estimate of the Increase is not given prior to December 31 during the next Calendar Year, Tenant shall continue to pay the monthly payment based on the Increase computed for the previous Calendar Year until the month after such notice is given.

Landlord’s failure during the Term to make a demand for the payment of Operating Costs within two (2) years of the expiration of the Calendar Year in question shall be deemed a waiver by Landlord of Landlord’s right to collect any of the foregoing items of Additional Rent which may have become due during the Term.

Each Operating Costs Statement shall be conclusive and binding upon Tenant, unless within six (6) months after receipt of such Operating Costs Statement, Tenant shall notify Landlord that it disputes the correctness of Operating Costs Statement, specifying the particular respects in which Operating Costs Statement is claimed to be incorrect. Pending the determination of such dispute, Tenant shall pay Additional Rent in accordance with the applicable Operating Costs Statement, without prejudice to Tenant’s position. If such dispute is ultimately determined in Tenant’s favor, Landlord shall promptly upon such determination pay to Tenant any amounts so overpaid by Tenant or, at Landlord’s election, credit such excess against subsequent payments under this Section 6.03. In connection with the foregoing, Tenant shall have the right to inspect and/or audit Landlord’s books and records relating to Operating Costs, provided (i) notice is given to Landlord within one year after such Operating Costs Statement is sent, (ii) such audit is

23134410.6

completed within 60 days after it has commenced, and (iii) such audit shall be conducted by an employee of Tenant or Tenant’s accountant who is not being compensated on a contingency basis. The party conducting such audit shall execute and deliver to Landlord a confidentiality agreement in reasonable form, containing customary and industry-standard exceptions and carveouts. If Tenant’s inspection and/or audit reflects an overpayment of more than five percent (5%) (but at least $5,000), Landlord shall, in addition to refunding such overpayment, reimburse Tenant for the reasonable out-of-pocket cost of such inspection and/or audit. The obligations to make any payments under this Section 6.03 for the last year of the Term shall be appropriately adjusted.

Tenant’s Share, as that term is used in this paragraph, shall be 15.13%, subject to adjustment in the event of any change in the rentable square feet in the Building. Tenant’s Share is determined by dividing the number of rentable square feet in the Premises by the number of rentable square feet in the Building, which Landlord represents is 53,656 rentable square feet as of the Effective Date.

32.
ALTERATIONS; LANDLORD AND TENANT IMPROVEMENTS (See Exhibit D):

All future alterations, additions, or improvements in or to the Premises by or on behalf of Tenant (collectively, “Alterations”) shall require the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, in the form provided as Exhibit “E-2” herein, except that Landlord’s consent shall not be required for any nonstructural Alteration entirely within the Premises that is entirely decorative in nature (i.e., carpeting, painting or other wall covering, window treatments, tiling, finishes, doors, shelving, vanities, cabinetry, countertops, light fixtures and appliances, installation or removal of furniture, fixtures and equipment and hanging pictures), and does not require the approval of any governmental authority. Notwithstanding Landlord’s consent to such future improvements, or the performance of improvements by a contractor approved by or affiliated with Landlord, Tenant acknowledges and agrees that all improvements performed by or on behalf of Tenant shall be conducted in a good and workmanlike manner, using new or like-new materials, and in compliance with all Applicable Laws, and at Tenant’s risk and at Tenant’s sole cost and expense. Tenant shall obtain Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed, with respect to any third-party contractor Tenant desires to engage for the performance of any Alterations requiring Landlord’s consent. Tenant’s contractors shall be licensed in the State of Alabama, bonded (if such contractor’s work will exceed $25,000 in cost), and insured in accordance with standard industry practices and to be approved by Landlord prior to the commencement of any Alterations, in its reasonable discretion. All Alterations, except only office furniture and equipment, modular installations, lab equipment and fixtures, and other additions which shall be readily removable without injury to the Premises, shall be and remain a part of the Premises at the expiration of this Lease. Landlord reserves the right to require Tenant to remove only such improvements or additions at the termination hereof which constitute Specialty Alterations by providing written notice of such removal at the time such Specialty Alterations are installed. Landlord may, at its election, to the extent not performed by Tenant, repair any damage to the Premises caused by or in connection with the removal of any articles of personal property, business or trade fixtures, alterations, improvements and installations, and all reasonable costs for such repairs shall be at Tenant’s expense. The term “Specialty Alterations“ shall mean alterations

23134410.6

that (i) perforate a floor slab in the Premises, (ii) require the reinforcement of a floor slab in the Premises, (iii) consist of the installation of a raised flooring system, (iv) consist of the installation of a vault or other similar device or system that is intended to secure the Premises or a portion thereof in a manner that exceeds the level of security that a reasonable person uses for ordinary office space, (v) involve material plumbing connections (such as kitchens and executive bathrooms outside of the Building core), (vi) consist of the installation or removal of any mezzanine or platform or (vi) consist of the installation of any vertical transportation system.

33.
TENANT SPECIAL EVENTS, SERVICES, & CIRCUMSTANCES; TRADEMARKS:

Any special events conducted or hosted by Tenant or special services provided in connection with Tenant’s use or occupancy of the Premises (including but not limited to activities outside of the ordinary conduct of Tenant’s normal trade or business, use of extraordinary building services or utilities, or use of building areas outside of the Premises) shall be subject to Landlord’s prior approval, not to be unreasonably withheld, conditioned or delayed. Tenant shall bear the additional cost of any such special events or services associated therewith, including payment of a reasonable special event fee to Agent and execution of an indemnification agreement (in reasonable form prepared by Landlord) with Landlord related to such event.

34.
BUILDING HOURS; TENANT HOURS OF OPERATION:

Tenant will have access to and may operate within the Premises twenty-four (24) hours a day, seven (7) days a week. Landlord shall provide access through the Building lobby by means of a card key or keypad system which shall be in good working order as of the Commencement Date and which shall be maintained by Landlord at its sole cost and expense.

35.
INTENTIONALLY DELETED:

36.
FORCE MAJEURE:

In the event of strike, lockout, labor trouble, civil commotion, Act of God, incidence of disease or other illness that reaches outbreak, epidemic and/or pandemic proportions or any other cause beyond a party's control (collectively "Force Majeure") resulting in the Landlord's inability to supply the services or perform the other obligations required of Landlord hereunder, this Lease shall not terminate and Tenant's obligation to pay Rent and all other charges and sums due and payable by Tenant shall not be affected or excused and Landlord shall not be considered to be in default under this Lease. If, as a result of Force Majeure, Tenant is delayed in performing any of its obligations under this Lease, other than Tenant's obligation to pay Rent and all other charges and sums payable by Tenant hereunder, Tenant's performance shall be excused for a period equal to such delay and Tenant shall not during such period be considered to be in default under this Lease with respect to the obligation, performance of which has thus been delayed.

37.
SEVERABILITY:

23134410.6

If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, the remainder of this Lease shall not be affected thereby, and in lieu of each clause or provision of this Lease which is illegal, invalid or unenforceable, there shall be added as a part of this Lease a clause or provision as nearly identical to the said clause or provision as may be legal, valid and enforceable.

38.
HEADINGS:

The use of headings herein is solely for the convenience of indexing the various paragraphs hereof and shall in no event be considered in construing or interpreting any provision of this Lease.

39.
GOVERNING LAW:

The laws of the State of Alabama shall govern the validity, performance and enforcement of this Lease.

40.
COMPLETED DOCUMENT:

The submission of this Lease for examination by Tenant does not constitute an offer or option to lease the Premises and it is not intended as a reservation of the Premises for the benefit of Tenant. On the contrary, it is expressly understood that this Lease shall not be effective or binding upon the parties until it is fully and properly executed by Tenant and Landlord and delivered to all parties.

41.
MOLD AND MILDEW.

It is agreed and understood that mold, mildew, fungi, mycotoxins, and microbiological organisms (collectively, “Mold”) are present essentially everywhere. Tenant acknowledges and understands that Mold can grow in any location, including within the Premises. Landlord places the burden on Tenant to properly prevent moisture in the Premises through good housekeeping and ventilation practices. Tenant acknowledges the necessity of housekeeping, ventilation, and moisture control (especially in kitchens, bathrooms, beneath cabinets and around outside walls) for Mold prevention. In signing this Lease, Tenant has first inspected the Premises and certifies that Tenant has not observed Mold or moisture within the Premises. Tenant agrees to immediately report to the Landlord in writing: (1) any evidence of a water leak or excessive moisture in the Premises, as well as in any storage room, garage, or other common area; (2) any evidence of Mold or mildew-like growth that cannot be removed by simply applying a common household cleaner and wiping the area; and (3) any failure or malfunction in the heating, ventilation, or air conditioning system in the Premises. Landlord shall not be responsible for damages arising from or related to the presence of Mold and associated conditions, and Tenant hereby waives all rights to damages and subrogation of damages from Landlord except to the extent due to Landlord’s gross negligence or willful misconduct or failure to comply with its obligations under this Lease. Tenant shall indemnify Landlord and hold Landlord harmless from actual damages, including all cases of personal injury or property damage, caused by the presence of Mold and/or water or moisture in the Premises or in other portions of the Building damages are caused by or otherwise related to Tenant’s negligence in: (i) the creation of, failure to prevent, or failure to address any Mold or excessive moisture or water and the sources of same by Tenant, (ii) the failure to properly

23134410.6

maintain, replace, and monitor the Premises, or (iii) the failure to promptly take appropriate corrective measures, make appropriate repairs or replacements, and minimize any damage caused by water, moisture, or Mold (including, without limitation, failure to promptly notify and engage the help of appropriate professionals or experts).

42.
BROKERS.

Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease. Landlord warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, other than Agent (“Landlord’s Broker”). Landlord shall be responsible for paying a commission to Landlord’s Broker. If Tenant has dealt with any person or real estate broker with respect to leasing or renting space in the Building, other than Landlord’s Broker, Tenant shall be solely responsible for the payment of any fee due said person or firm and Tenant shall hold Landlord free and harmless against any liability in respect thereto, including attorneys’ fees and costs. If Landlord has dealt with any person or real estate broker with respect to leasing or renting space in the Building to Tenant, Landlord shall be solely responsible for the payment of any fee due said person or firm and Landlord shall hold Tenant free and harmless against any liability in respect thereto, including attorneys’ fees and costs.

43.
ACCEPTANCE AGREEMENT.

Following the Commencement Date, the Landlord shall deliver to Tenant an Acceptance Agreement, in a form substantially similar to that attached as EXHIBIT “H”, confirming, among other things, the Commencement Date, Rent Commencement Date, and expiration date of the Term of the Lease; and (ii) that Tenant has accepted the Premises; provided, however, the failure of Landlord to provide such Acceptance Agreement shall not defer the Commencement Date or Rent Commencement Date, or otherwise invalidate this Lease. Tenant’s failure to execute and return the Acceptance Agreement to Landlord within forty-five (45) days of receipt thereof from Landlord shall be deemed Tenant’s agreement to the contents of such document in the form prepared by Landlord and submitted to Tenant.

44.
COMMON AREAS.

Landlord shall not take or permit any of the following actions without Tenant’s prior written consent in any manner that would interfere with the Tenant’s use of or access to the Premises: (a) close or alter any portion of the entranceways, hallways, stairways, exits, elevators or other accessways to and from the Premises, except for short term closures for maintenance or emergencies, or (b) close or alter or change the location of, or eliminate or reduce any portion of the Common Areas adjacent to the Premises, except for short term closures for maintenance or emergencies.

FURTHER TERMS AND CONDITIONS OF THIS LEASE, IF ANY, ARE ATTACHED AS EXHIBIT "C" AND MADE A PART HEREOF. IN THE EVENT OF A CONFLICT BETWEEN PROVISION HEREOF AND THOSE SET FORTH IN EXHIBIT "C", THE PROVISIONS OF EXHIBIT "C" SHALL CONTROL.

23134410.6

23134410.6

DONE AND EXECUTED as of the 16th day of March, 2024.

WITNESS(ES): LANDLORD:

Sloss Martin Biscuit, Ltd.

By: Sloss Real Estate Company, Inc.,

its Agent

By: /s/ R. Scott Pulliam

Name: R. Scott Pulliam

Its: President

Landlord’s Notice Address:

c/o Sloss Real Estate Company, Inc.

1130 22nd Street South,

Suite 3500

Birmingham, Alabama 35205

TENANT:

In8bio, Inc.

By: /s/ William Ho

Name: William Ho

Its: Chief Executive Officer

By: /s/ Kate Rochlin

Name: Kate Rochlin

Its: Chief Operating Officer

Tenant’s Notice Address:

Empire State Building

350 Fifth Avenue, Suite 5330

New York, New York 10118

23134410.6

EXHIBIT "C"

FURTHER TERMS AND CONDITIONS

1.
Beneficial Occupancy: Tenant shall have the right to access the Premises prior to the Commencement Date for installation of Tenant performed improvements, telecommunications, cabling and wiring, furniture and other equipment delivery and assembly, taking measurements, visual inspections, taking photography and the creation of digital floor plans, to paint, apply wallpaper and floorcoverings, and to complete any other task necessary to prepare the Premises for the Permitted Use, so long as such activity does not cause Landlord any additional cost or delay in the delivery of the Premises.

2.
Extension Option. Provided Tenant has not assigned or subleased all or any portion of the Premises (except for a Permitted Transfer), and no Event of Default then exists, Tenant shall have the right, at its option, to extend the Term of this Lease for one (1) additional five (5) year period (the “Extension Period”) upon the same terms, covenants and conditions set forth in the Lease, except Base Rent shall increase annually by three percent (3%) per annum on November 1, 2029 and on each anniversary of such date thereafter through the Extension Period, as more specifically set forth in the table below, and any terms, covenants, or conditions hereof that are expressly or by their nature inapplicable to the Extension Period shall not apply during such Extension Period. For purposes hereof, the initial Term and the Extension Period, if exercised, shall collectively be referred to as the “Term.” In order to exercise its extension option, Tenant shall be required to give written notice of its intention to extend at least one hundred twenty (120) days prior to the expiration of the initial Term. Tenant’s failure to deliver timely written notice as required above shall cause the extension option to lapse and be of no further force and effect.

Lease Period	Base Rental Per SF	Annual Rental	Monthly Rental
April 1, 2029 – October 31, 2029	$26.66	$216,372.56	$18,031.05
November 1, 2029 – October 31, 2030	$27.46	$222,865.36	$18,572.11
November 1, 2030 – October 31, 2031	$28.29	$229,601.64	$19,133.47
November 1, 2031 – October 31, 2032	$29.14	$236,500.24	$19,708.35
November 1, 2032 – October 31, 2033	$30.01	$243,561.16	$20,296.76

A-1

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November 1, 2033 – March 31, 2034	$30.91	$250,867.99	$20,905.67

A-2

23134410.6